EXHIBIT 23

GUARANTY BANCSHARES, INC.
CONSENT OF McGLADREY & PULLEN, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-77783 of Guaranty Bancshares, Inc. on Form S-8 of our report, dated January 18, 2005 appearing in this Annual Report on Form 10-K of Guaranty Bancshares, Inc. for the year ended December 31, 2004.

/s/ McGLADREY & PULLEN LLP
Dallas, Texas
March 14, 2005